SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant  ☐

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

ResortQuest International

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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April 16, 2003

Dear Shareholder,

     On behalf of our entire Board of Directors, I cordially invite you to attend our Annual Meeting of Shareholders on Wednesday, May 14, 2003. At the meeting, we will review ResortQuest’s performance for fiscal year 2002 and our expectations for the future.

     A notice of the meeting and Proxy Statement follow. You will also find enclosed your proxy voting card and the 2002 Annual Report. I would like to take this opportunity to remind you that your vote is important. Please take a moment now to complete, sign and date the enclosed proxy voting card and return it in the postage-paid envelope we have provided.

     Thank you for your ongoing support of and continuing interest in ResortQuest. I look forward to seeing you on May 14th and addressing your questions and comments.

Sincerely,

Joseph V. Vittoria Chairman

530 OAK COURT DRIVE, SUITE 360 • MEMPHIS, TN 38117 • 901-762-0600

April 16, 2003

NOTICE OF THE 2003
ANNUAL MEETING OF SHAREHOLDERS

     The Annual Meeting of Shareholders of ResortQuest International, Inc. will be held on Wednesday, May 14, 2003, at 9:00 a.m., at The Embassy Suites, 1022 South Shady Grove, Memphis, Tennessee 38120, to consider and take action on the following matters:

1.	The election of seven directors to serve until the next annual meeting of shareholders;

2.	The ratification of the appointment of Deloitte & Touche LLP as our independent auditors for fiscal year 2003; and

3.	The transaction of any other business that is properly raised at the meeting.

     Your Board of Directors recommends a vote “in favor of” the proposal.

By Order of the Board of Directors,

Joseph V. Vittoria Chairman

530 OAK COURT DRIVE, SUITE 360 • MEMPHIS, TN 38117 • 901-762-0600

i

ii

Annual Meeting Information
What am I voting on?
How does the Board of Directors recommend I vote on the proposals?
Who is entitled to vote?
What is the difference between holding shares as a shareholder of record and as a beneficial owner?
How can I vote my shares in person at the meeting?
How can I vote my shares without attending the meeting?
Can I change my vote?
How are votes counted?
What does it mean if I receive more than one proxy or voting instruction card?
What is a quorum?
What vote is required to approve each item?
Who will count the vote?
What is the deadline for shareholder proposals for next year’s Annual Meeting?
How much did this proxy solicitation cost?
Securities Ownership of Management and Principal Stockholders
Item 1 — Election of Directors
Nominees
Board Committees and Meeting Attendance
Audit Committee
Compensation Committee
COMPENSATION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
FEES PAID TO INDEPENDENT AUDITORS
Audit Fees
Financial Information Systems Design and Implementation Fees
All Other Fees
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
General
The Executive Compensation Plan
CEO Compensation
Policy on Deductibility of Compensation
Compensation Committee Interlocks and Insider Participation
Corporate Performance
Compensation of Executive Officers
Summary of Compensation
Option Grants in Fiscal 2002 and Fiscal Year-End Option Values
Employment Agreements and Covenants Not to Compete
Indemnification Agreements
Incentive Plan
Savings and Retirement Plan
Certain Relationships and Related Transactions
Leases of Facilities
Management Agreements
Other Transactions
Item 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
Item 3 — OTHER MATTERS

RESORTQUEST INTERNATIONAL, INC.
530 Oak Court Drive, Suite 360
Memphis, Tennessee 38117

PROXY STATEMENT

ANNUAL MEETING INFORMATION

     This proxy statement contains information related to the Annual Meeting of Shareholders of ResortQuest International, Inc. to be held on Wednesday, May 14, 2003 beginning at 9:00 a.m., at The Embassy Suites, 1022 South Shady Grove, Memphis, Tennessee 38120, and at any postponements or adjournments thereof. This proxy statement was prepared under the direction of ResortQuest’s Board of Directors to solicit your proxy for use at the Annual Meeting. The approximate date of mailing this proxy statement is April 16, 2003.

What am I voting on?

     You will be asked to elect nominees to serve on the Board of Directors and to ratify the appointment of our independent auditors for the 2003 fiscal year. The Board of Directors is not aware of any other matters to be presented for action at the meeting.

How does the Board of Directors recommend I vote on the proposals?

     The Board recommends a vote FOR each of the nominees for election to the Board and FOR the appointment of Deloitte & Touche LLP as our independent public accountants for the 2003 fiscal year.

Who is entitled to vote?

     ResortQuest’s outstanding Common Stock consists of restricted and non-restricted shares (together, the “Common Stock”). Shareholders owning our Common Stock on April 15, 2003 are entitled to vote at the Annual Meeting, or any postponement or adjournment of the meeting. These shares include (1) shares held directly in your name as the shareholder of record and (2) shares held for you as beneficial owner through a stockbroker, bank or other nominee. Each holder of restricted Common Stock has one-half vote per share on all matters to be voted on. Each holder of non-restricted Common Stock has one vote per share on all matters to be voted. On April 15, 2003 there were 19,251,749 shares of Common Stock outstanding, consisting of 1,846,539 shares of restricted Common Stock and 17,405,210 shares of non-restricted Common Stock.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

     Many ResortQuest shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

     Shareholder of record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by ResortQuest. As the shareholder of record, you have the right to grant your voting proxy directly to ResortQuest or to vote in person at the Annual Meeting. ResortQuest has enclosed a proxy card for you to use.

     Beneficial owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

How can I vote my shares in person at the meeting?

     Shares held directly in your name as the shareholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification. Even if you currently plan to attend the Annual Meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting. Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

How can I vote my shares without attending the meeting?

     Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct your vote without attending the Annual Meeting. You may do this by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee and mailing it in the accompanying enclosed, pre-addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below in “How are votes counted?”

Can I change my vote?

     You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) or by attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee.

How are votes counted?

     In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For the other proposal, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote “AGAINST.” If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of the nominees to the Board, “FOR” the ratification of Deloitte & Touche LLP as independent public accountants for the 2003 fiscal year and, in the discretion of the proxy holders, on any other matters that properly come before the meeting).

What does it mean if I receive more than one proxy or voting instruction card?

     It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

What is a quorum?

     A “quorum” is the presence at the meeting, in person or by proxy, of the holders of a number of shares entitling them to exercise a majority of the voting power of the outstanding shares of Common Stock entitled to vote at the Annual Meeting. There must be a quorum for the meeting to be held. Abstentions are counted for purposes of determining the presence or absence of a quorum, but are not considered a vote cast under Delaware law. Shares held by brokers in street name and for which the beneficial owners have withheld the discretion to vote from brokers are called “broker non-votes.” They are counted to determine if a quorum is present, but are not considered a vote cast under Delaware law. Broker non-votes will not affect the outcome of a vote on a particular matter.

What vote is required to approve each item?

     The director nominees will be elected by a plurality of the votes cast at the Annual Meeting. All other matters to be considered at the meeting require the affirmative vote of a majority of the votes cast at the meeting to be approved.

Who will count the vote?

     American Stock Transfer & Trust Company will tabulate the votes cast by proxy or in person at the Annual Meeting.

What is the deadline for shareholder proposals for next year’s Annual Meeting?

     Shareholders may submit proposals on matters appropriate for shareholder action at future annual meetings by following the rules of the Securities and Exchange Commission. Proposals intended for inclusion in next year’s proxy statement and proxy card must be received by ResortQuest not later than December 31, 2003. If we do not receive notice of any other matter that a shareholder wishes to raise at the Annual Meeting in 2004 by March 15, 2004 and a matter is raised at that meeting, the proxies will have discretionary authority to vote on the matter. All proposals and notifications should be addressed to ResortQuest’s Secretary, ResortQuest International, Inc., 8955 Highway 98 West, Destin, Florida 32541. This is the Company’s new business address effective July 1, 2003.

How much did this proxy solicitation cost?

     We reimburse banks, brokerage firms and other institutions, nominees, custodians and fiduciaries for their reasonable expenses for sending proxy materials to beneficial owners and obtaining their voting instructions. Certain directors, officers and regular employees of ResortQuest and its subsidiaries may solicit proxies personally or by telephone or facsimile without additional compensation. The combined cost of preparing, printing and mailing this proxy solicitation is less than $20,000.

Securities Ownership of Management and Principal Stockholders

     The following table shows the number of shares of Common Stock beneficially owned by each person known to ResortQuest to beneficially own more than 5% of the Common Stock, by the directors and the Named Executive Officers listed on page 15, and by the directors and all ResortQuest executive officers as a group. Unless otherwise indicated, the persons listed have an address c/o ResortQuest’s executive offices and have sole voting and investment power with respect to their shares. The table shows ownership as of March 13, 2003, unless otherwise noted:

Security Ownership of Management and Principal Stockholders

	Shares of Common
	Stock Beneficially	Percentage
Name	Owned	Owned

Par Capital Management, Inc. (1)
PAR Investment Partners, L.P.
Par Group, L.P.	2,681,543	13.2%

Dimensional Fund Advisors, Inc. (2)	1,228,800	6.0

Diamond Hill Capital Management, Inc. (3)	1,059,240	5.2

Joseph V. Vittoria (4)(7)	70,000	*

James S. Olin (4)(5)(7)	166,949	*

David L. Levine (6)(7)	63,000	*

J. Mitchell Collins (4)	78,111	*

L. Park Brady, Jr. (4)(7)	46,667	*

Stephen D. Caron (7)	10,500	*

Robert J. Adams (7)	8,167	*

W. Michael Murphy (7)(8)	42,200	*

Frederick L. Farmer (7)	29,750	*

William W. Abbott, Jr. (4)	140,091	*

Elan J. Blutinger (4)(9)	780,205	3.8

Michael P. Castellano (10)	15,000	*

David C. Sullivan (4)(11)	272,435	1.3

Theodore L. Weise (4)	46,000	*

All directors and executive officers as a group 14 persons including those listed above)	1,769,075	8.7%

*	Less than 1.0%

(1)	The address for the group is One Financial Center, Suite 1600, Boston, MA 02111. Information is based solely on our review of the Schedule 13G/A, as filed by the shareholder with the Securities and Exchange Commission on October 17, 2002 and on a Form 4 dated March 11, 2003 showing an acquisition of additional shares. Members of the group share both voting and dispositive power.

(2)	The address of the shareholder is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. Information is based solely on our review of the Schedule 13G, as filed by the shareholder with the Securities and Exchange Commission on January 30, 2002.

(3)	The address of the shareholder is 375 North Front Street, Suite 300, Columbus, OH 43215. Information is based solely on our review of the Schedule 13G, as filed by the shareholder with the Securities and Exchange Commission on February 5, 2003.

(4)	Includes the following number of shares that the named individual has the right to acquire as of March 13, 2003 through the exercise of vested stock options: 131,735 shares for Mr. Olin, 72,111 shares for Mr. Collins, 16,667 shares for Mr. Brady, 10,500 shares for Mr. Caron, 8,167 shares for Mr. Adams, 5,000 shares for Mr. Sullivan, 171,667 shares for Mr. Blutinger, 30,000 shares for Mr. Vittoria, 5,000 shares for Mr. Weise and 15,000 shares for Mr. Castellano.

(5)	Includes 5,000 shares owned by his spouse.

(6)	Includes 15,000 shares held in trust for the benefit of his minor children.

(7)	Mr. Levine’s employment with the Company ended on October 6, 2002. Mr. Vittoria was elected as Chairman and Mr. Olin was elected as President and Chief Executive Officer, replacing Mr. Levine. Messrs. Murphy and Farmer’s employment ended October 7, 2002. On October 9, 2002, Mr. Brady was appointed Senior Vice President and Chief Operating Officer, Mr. Caron was appointed Senior Vice President and Chief Information Officer and Mr. Adams was appointed Senior Vice President and Chief Marketing Officer. The share amounts for the former executives are based on their last Form 4 filed with the Security Exchange Commission during 2002.

(8)	Includes 200 shares owned by his spouse.

(9)	Includes 166,667 shares which may be acquired upon the exercise of exercisable options held by Alpine Consolidated II, LLC, of which Mr. Blutinger, as a Managing Director of Alpine Consolidated II, LLC shares beneficial ownership.

(10)	Mr. Castellano was elected to the Board of Directors on December 5, 2002.

(11)	Includes 2,733 shares attributed to Mr. Sullivan’s account in the ResortQuest Savings and Retirement Plan. Participants have voting power over shares purchased with their own contributions.

Item 1 – Election of Directors

NOMINEES

     Seven directors will be elected at the Annual Meeting. Directors will serve until the next annual meeting or until their earlier resignation or removal. All of the nominees have served as directors since the last annual meeting, with the exception of Mr. Olin and Mr. Castellano. Mr. Olin was promoted to Director and Chief Executive Officer upon the resignation of Mr. Levine. Mr. Levine left the Company in October 2002 to pursue other opportunities. Mr. Vittoria was also elected as Chairman to fill this vacancy left by Mr. Levine’s departure. Mr. Castellano was elected in December 2002 to the Board of Directors of the Company to fill the vacancy left by the resignation of Colin Reed in October 2002.

     The Board knows of no reason why any nominee may be unable to serve as a director. If any nominee listed below is not available for election, proxies will be voted for such other person as the Board of Directors may nominate.

The nominees and their biographies are as follows:

Joseph V. Vittoria
Director since May 1998
Age 67

     Mr. Vittoria is the Chairman and a director of ResortQuest. Mr. Vittoria became Chairman of the Company in October 2002 and has been a director since May 1998. He has been the Chairman of Puradyn Filter Technologies, Incorporated since February 2000. He was the Chairman and Chief Executive Officer of Travel Services International, Inc., a leading single source distributor of specialized leisure travel services, from July 1997 until its acquisition by Airtours PLC in March 2000. From September 1987 to February 1997, Mr. Vittoria was the Chairman and Chief Executive Officer of Avis, Inc., a multi-national auto rental company. Mr. Vittoria also serves on the Boards of Directors of Transmedia Asia Pacific, Inc. and Sirius Satellite Radio Inc.

William W. Abbott, Jr.
Director since November 1998
Age 57

     Mr. Abbott is a consultant to ResortQuest. He previously served as Vice Chairman of Abbott Resorts, Inc. from March 1997 to November 1998. He served as Chairman of Abbott Resorts, Inc. from 1992 to March 1997 and Chairman and President from 1976 to March 1992. Abbott Resorts, the largest provider of beach vacation property rentals, management services and real estate sales in Florida, is a ResortQuest subsidiary.

Elan J. Blutinger
Director since September 1997
Age 47

     Mr. Blutinger is a founding partner of Alpine Consolidated LLC, a merchant bank specializing in the consolidation of fragmented industries. He is also Managing Director of Alpine Europe LLC. He was a co-founder and director of Travel Services International, Inc. until its acquisition in 2000. From 1987 until its acquisition in 1995, Mr. Blutinger was the Chief Executive Officer of Shoppers Express, which became “OnCart” in 1997, an electronic retailing service. From 1983 until its acquisition in 1986 by IDI, Mr. Blutinger was Chief Executive Officer of DSI, a wholesale software distributor. Mr. Blutinger is also a director of On-line Travel Corp., a publicly traded company in the United Kingdom, and Hotels.com.

Michael P. Castellano
Director since December 2002
Age 61

     Mr. Castellano was elected to the Board of Directors of ResortQuest at the December 5, 2002 board meeting. He was also elected as chairman of the Company’s Audit Committee. Mr. Castellano has had a distinguished career with executive positions in corporate accounting, finance and administration at such companies as Avis, Inc., E.F. Hutton Inc., and Fidelity Investments. Mr. Castellano is currently a member of the Board of Directors and chairman of the Audit Committee at Puradyn Filter Technologies, Incorporated and a member of the Board of Trustees of Kobren Insight Funds, a Massachusetts-based mutual fund.

James S. Olin
Director since October 2002
Age 44

     Mr. Olin was appointed to the Company’s Board of Directors on October 6, 2002, after the resignation of David L. Levine. Mr. Levine left the Company to pursue other opportunities. Mr. Olin was also elected Chief Executive Officer on October 6, 2002. Mr. Olin has held the position of President since April, 2002. He previously held the position of Executive Vice President and Chief Operating Officer of ResortQuest. Mr. Olin was formerly President of Abbott Resorts, Inc., one of ResortQuest’s largest operations, from 1992 to January 2000. During his tenure as President, the Company grew from 900 units to over 2,500 units managed, and real estate sales went from approximately $30 million to over $250 million. Mr. Olin also served as Vice President for ResortQuest’s Gulf Coast Region. He has over 15 years of experience in the travel and tourism industry.

David C. Sullivan
Director since May 1998
Age 63

     Mr. Sullivan was a consultant to ResortQuest until the expiration of his consulting agreement in July 2002. He served as Chairman of ResortQuest from December 1999 to May 2000. From May 1998 to December 1999, he was the Chairman and Chief Executive Officer of ResortQuest. From April 1995 to December 1997, Mr. Sullivan was the Executive Vice President and Chief Operating Officer, and a director, of Promus Hotel Corporation, a publicly traded hotel franchisor, manager and owner of hotels whose brands include Hampton Inn, Homewood Suites and Embassy Suites. Mr. Sullivan is also a director of Winston Hotels, Inc. and John Q. Hammons Hotels, Inc.

Theodore L. Weise
Director since May 1998
Age 58

     Mr. Weise served as a Director and consultant to Federal Express Corporation until 2002. From February 1998 to February 2000, Mr. Weise served as the President and Chief Executive Officer of Federal Express Corporation, the world’s largest express transportation company. He was previously Executive Vice President and Chief Operating Officer of Federal Express Corporation from February 1996 to February 1998. From August 1991 to February 1996 he served as Senior Vice President of Air Operations of Federal Express Corporation.

Board Committees and Meeting Attendance

     At December 31, 2002, the Board of Directors had an Audit and Compensation Committee. Each Committee’s membership is as follows:

Name	Audit		Compensation

William W. Abbott, Jr.			✓
Elan J. Blutinger	✓		✓	*
Michael P. Castellano	✓	*
James S. Olin
David C. Sullivan			✓
Joseph V. Vittoria
Theodore L. Weise	✓

✓	Member

*	Chairman

     Prior to October 2002, the Board of Directors had an Audit, Compensation and Executive Committee. Each Committee’s membership was as follows:

Committee Membership and Meetings Held

Name	Audit		Compensation		Executive

William W. Abbott, Jr.			✓		✓
Elan J. Blutinger			✓	*	✓
David L. Levine					✓	*
Colin V. Reed	✓
David C. Sullivan			✓
Joseph V. Vittoria	✓	*
Theodore L. Weise	✓

✓	Member

*	Chairman

     On October 6, 2002, David L. Levine, the Company’s Chairman of the Board and Chief Executive Officer resigned and Joseph V. Vittoria was elected to succeed Mr. Levine as Chairman of the Board. In connection with Mr. Vittoria’s election as Chairman of the Board, he resigned from the Audit Committee and was replaced by Elan J. Blutinger. Mr. Blutinger is “independent” as defined in Section 303 of the New York Stock Exchange Listed Company Manual. Theodore L. Weise, an existing member of the Audit Committee, was named chairman of the Audit Committee on October 6, 2002.

     On October 11, 2002, Colin V. Reed resigned from the Company’s Board of Directors. As a result of Mr. Reed’s resignation, the Board of Directors was left with only two “independent” directors: Mr. Blutinger and Mr. Weise. On October 22, 2002, the Board of Directors appointed David C. Sullivan to the Audit Committee pursuant to the “override” provision of Section 303.02(D) of the New York Stock Exchange Listed Company Manual. Mr. Sullivan was the Company’s Chairman and Chief Executive Officer from May 1998 to December 1999, and was Chairman until May 2000. Mr. Sullivan was a consultant to the Company from May 2000 until August 2002. The Board of Directors determined in its business judgment at that time that Mr. Sullivan’s membership on the Audit Committee was required by the best interests of the Company and its shareholders.

     On December 5, 2002, Michael P. Castellano was appointed to the Company’s Board of Directors. The Board of Directors determined that Mr. Castellano would replace Mr. Sullivan on the Audit Committee. Based on Mr. Castellano’s accounting and finance background and as he is considered “independent” as defined in Section 303 of the New York Stock Exchange Listed Company Manual, the Board of Directors determined his membership on the Audit Committee would be in the best interests of the Company and its shareholders. Mr. Castellano was appointed to replace Mr. Weise as the Chairman of the Audit Committee. Mr. Weise will continue to serve on the Audit Committee.

     The Board held four meetings and took one other action by written consent in 2002. The Audit and Compensation Committees only met three times during the year. All members attended at least 75% of the aggregate of all meetings of the Board of Directors and committees of the Board.

     The following is a description of the duties of each Board Committee:

Audit Committee

•	Examines the activities of our independent auditors to determine whether these activities are reasonably designed to assure the soundness of accounting and financial procedures.

•	Reviews our accounting policies and the objectivity of our financial reporting.

•	Considers annually the qualifications of our independent auditors and the scope of their audit and the independent auditors’ fees and makes recommendations to the Board as to their selection.

•	Meets independently with our internal auditing staff, our independent auditors and our senior management.

•	Reviews the general scope of our accounting, financial reporting, annual audit and internal audit programs, as well as the results of the annual audit and review of interim financial statements, auditor independence issues and the adequacy of the Audit Committee charter.

•	The Audit Committee operates under a written charter adopted by the Board of Directors.

Compensation Committee

•	Establishes executive compensation policies and programs.

•	Recommends to the Board base salaries and target bonus levels for executive officers.

•	Approves the awards and payments to be made to employees of ResortQuest and its subsidiaries under its long-term compensation plans.

•	Makes recommendations to the Board of Directors concerning outside director compensation.

•	Reviews the qualifications of persons eligible to stand for election as directors and makes recommendations to the Board on this matter.

•	Considers as nominees for director qualified persons recommended by directors, management and shareholders. Written recommendations for director nominees should be delivered to the Secretary, ResortQuest International, Inc., 530 Oak Court Drive, Suite 360, Memphis, TN 38117. ResortQuest’s bylaws do not permit shareholders to nominate candidates from the floor at an annual meeting without notifying the Secretary at least 60 but not more than 90 days prior to the date of the annual meeting. Notification must include certain information detailed in the bylaws. If you intend to nominate a candidate from the floor at the annual meeting, please contact the Secretary.

COMPENSATION OF DIRECTORS

     Employee directors receive no additional compensation for serving on the Board of Directors or its Committees. In December 2002, the Board of Directors made changes to the compensation packages for all non-employee directors. Non-employee directors receive a $10,000 annual fee, a $2,500 annual fee for serving as a committee chair, $1,500 for attendance at each Board meeting and $1,000 for each committee meeting.

     Under ResortQuest’s Amended and Restated 1998 Long-Term Incentive Plan (the “Incentive Plan”), each non-employee director will also receive an option to acquire 15,000 shares of Common Stock upon the non-employee director’s initial election as a director and an annual option to acquire 10,000 shares at each annual meeting at which the non-employee director is re-elected or continues to serve. These options vest upon issuance and will have an exercise price equal to the fair market value of a share of Common Stock on the date the options are issued.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee of the Board of Directors operates pursuant to a written charter, a copy of which was attached as Appendix A to the proxy statement for the annual meeting of shareholders held in May 2001. This written charter is required to be filed with the Company’s proxy statement one out of every three years. All of the Audit Committee members are independent, as independence is defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange’s listing standards, as applicable.

     The Audit Committee has reviewed and discussed ResortQuest’s audited financial statements for fiscal 2002 with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380) as amended or supplemented. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standard Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee), as modified or supplemented, and has discussed with management and the independent auditors the independent auditor’s independence.

     Based on the review and discussions referred to in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in ResortQuest’s Annual Report on Form 10-K for the 2002 fiscal year for filing with the Securities and Exchange Commission.

Audit Committee Michael P. Castellano, Chairman Elan J. Blutinger Theodore L. Weise

FEES PAID TO INDEPENDENT AUDITORS

Audit Fees

     For fiscal 2002, the aggregate professional fees and expense reimbursements for the annual audit and interim quarterly reviews performed by ResortQuest’s independent auditors were $232,911.

Financial Information Systems Design and Implementation Fees

     For fiscal 2002, there were no services performed by ResortQuest’s independent auditor related to the design and implementation of financial information systems.

All Other Fees

     For fiscal 2002, all other fees and expense reimbursements billed by ResortQuest’s independent auditors amounted to $125,715. The Audit Committee of the Board of Directors has considered whether the provision of non-auditing services is consistent with maintaining the auditor’s independence.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

General

     The Compensation Committee of the Board of Directors for the fiscal year ended December 31, 2002 was comprised entirely of non-employee directors, Messrs. Abbott, Blutinger and Sullivan. The Compensation Committee is responsible for establishing and administering ResortQuest’s executive compensation programs.

The Executive Compensation Plan

     The Compensation Committee’s compensation philosophy is designed to support ResortQuest’s primary objective of creating value for shareholders. The Compensation Committee believes that the following compensation strategies for ResortQuest’s executive officers, including the Chief Executive Officer (the “CEO”), achieve this objective:

•	Attract and retain talented executives — ResortQuest provides core compensation in the form of base salary and benefit programs that are comparable to those of similarly sized companies in the resort/leisure/hospitality industry. The base salary target is generally based on industry survey results. For higher levels of responsibility, the base salary component is intended to be a diminishing portion of the executive’s potential total compensation.

•	Emphasize pay for performance — ResortQuest’s incentive plan establishes a significant relationship between current ResortQuest performance and incentive compensation, on a sliding scale basis, with substantial rewards possible for exceptional results and no reward for results below plan. One of the principal factors considered in the incentive plan is the relationship of ResortQuest’s earnings per share to stated performance objectives.

•	Encourage management stock ownership — The Compensation Committee firmly believes that long-term shareholder value will be significantly enhanced by management stock ownership. As a result, ResortQuest’s stock option program strongly encourages stock ownership by executive officers.

     ResortQuest generally establishes base salary ranges by considering compensation levels in similarly sized companies in the resort/leisure/hospitality industry. During 2002, as in prior years, ResortQuest retained the services of a compensation consultant to evaluate and counsel the Compensation Committee on appropriate levels of executive compensation and awards. The base salary targets are generally established based upon industry averages in light of ResortQuest’s strategic goals compared to other publicly owned, growth-oriented companies. ResortQuest’s current philosophy is to pay base salaries sufficient to attract and retain executives with broad, proven track records of performance.

     The base salary and performance of each executive officer is reviewed periodically (at least annually) by his or her immediate supervisor (or the Compensation Committee in the case of the President and CEO) resulting in salary actions as appropriate. An executive officer’s level of responsibility is the primary factor used in determining base salary. Individual performance and industry information are also considered in determining any salary adjustment. The Compensation Committee reviews and approves all executive officer salary adjustments as recommended by the CEO. The Committee reviews the performance of the CEO and establishes his base salary.

     In addition to compensation through base salaries, the Compensation Committee has the authority to issue performance-based bonuses. For 2002, the Compensation Committee approved a cash bonus program based on the attainment of budgeted earnings per share and other key drivers or quantitative measures that coincide with ResortQuest’s primary business objectives. Incentive bonuses will be paid only to the extent that ResortQuest meets performance objectives. Bonus awards are based on the Compensation Committee’s determination of the individual’s position and level of responsibility and the individual’s impact on ResortQuest’s financial success. Bonus payments may, at the discretion of the Compensation Committee, be made in cash or stock options. Bonus payments were not made in connection with performance in 2002.

     The Compensation Committee is also responsible for the approval of option grants for employees, the number of shares subject to such options and the terms and conditions of such options, consistent with the Incentive Plan. In addition to year-end performance bonuses, determinations of option grants may be made during the year, either in connection with new acquisitions, additional equity offerings, or the addition of new key personnel, as appropriate in furtherance of ResortQuest’s objectives. Such objectives may include recognition of past qualitative performance and incentives to continue the growth and profits of our business.

CEO Compensation

     Mr. Levine served as Chief Executive Officer of ResortQuest from December 7, 1999 to October 6, 2002. Mr. Olin was elected CEO on October 6, 2002 due to the resignation of Mr. Levine. In establishing Mr. Olin’s base salary, the Compensation Committee considered the factors discussed above, including the level of CEO compensation in other publicly owned/growth oriented and similar sized companies in comparable industries. Mr. Olin’s base salary, signing bonus, and 2002 stock option grant was based on Mr. Olin’s demonstrated leadership and proven management ability.

Policy on Deductibility of Compensation

     Section 162(m) of the Internal Revenue Code generally limits the tax deduction to public companies for compensation over $1 million paid to a corporation’s chief executive officer and the four next most highly compensated executive officers, except to the extent that any such excess compensation is paid pursuant to a performance-based or stock option plan that has been approved by stockholders. The Compensation Committee will study the potential impact of Section 162(m) and will, to the extent it deems appropriate, take reasonable steps to minimize or eliminate any potential impact of Section 162(m) on ResortQuest, while at the same time preserving the objective of providing appropriate incentive awards. The Compensation Committee believes that there are no current executive compensation programs or outstanding awards that would be impacted by Section 162(m).

Compensation Committee Elan J. Blutinger, Chairman William W. Abbott, Jr. David C. Sullivan

Compensation Committee Interlocks and Insider Participation

     During 2002, the Compensation Committee was composed of Messrs. Blutinger, Abbott and Sullivan. Mr. Blutinger was an officer of ResortQuest prior to our initial public offering in May 1998. Mr. Abbott is not nor has been an officer or employee of ResortQuest. Mr. Abbott has served as a paid consultant. Mr. Sullivan served as Chairman of ResortQuest from December 1999 to May 2000 and as Chairman, President and CEO from May 1998 to December 1999. ResortQuest and Mr. Sullivan entered into a consulting agreement in May 2000, which ended in July 2002.

CORPORATE PERFORMANCE

     The following graph reflects a comparison of the cumulative total shareholder return on the Common Stock as compared to the cumulative total return of two indexes: the S&P 500 Index and the Russell 2000 Index, which included ResortQuest from July 2001 to June 2002. The graph covers the period from May 20, 1998, the date on which ResortQuest Common Stock commenced trading on the New York Stock Exchange, to December 31, 2002. The graph assumes that $100 was invested in ResortQuest Common Stock at its closing price on May 20, 1998 and each index on May 20, 1998.

		December 31,

	May 20, 1998	1998	1999	2000	2001	2002

Russell 2000 Index	$100	$90	$108	$103	$104	$82
S&P 500 Index	$100	$110	$131	$118	$103	$79
ResortQuest International	$100	$133	$38	$56	$43	$34

COMPENSATION OF EXECUTIVE OFFICERS

Summary of Compensation

     The following table shows cash and other compensation paid or accrued during each of the three most recent fiscal years to the individuals serving as ResortQuest’s Chief Executive Officer and the other most highly compensated executive officers (the “Named Executive Officers”).

Summary Compensation Table

					Securities
				Other	Underlying		All
Name and Principal				Annual	Options	LTIP	Other
Position	Fiscal Year	Salary	Bonus	Compensation	Granted	Payouts	Compensation

Joseph V. Vittoria (4)
Chairman	2002	$—	$—	$—	185,000	$—	$—

James. S. Olin (1)(3)	2002	$293,200	$250,000	$2,400	125,000	$—	$—
President and Chief	2001	$275,000	$45,000	$—	21,000	$—	$—
Executive Officer	2000	$240,000	$158,400	$—	110,000	$—	$—

J. Mitchell Collins (1)
Executive Vice	2002	$211,667	$—	$2,400	40,000	$—	$—
President and Chief	2001	$190,000	$45,000	$—	16,333	$—	$—
Financial Officer	2000	$143,979	$99,000	$—	75,000	$—	$—

L. Park Brady, Jr. (1)
Senior Vice
President and Chief
Operating Officer	2002	$141,250	$—	$1,800	12,500	$—	$—

Stephen D. Caron (1)
Senior Vice President
and Chief Information
Officer	2002	$131,945	$15,000	$1,800	12,500	$—	$—

Robert J. Adams (1)
Senior Vice President
and Chief Marketing
Officer	2002	$111,379	$—	$1,800	12,500	$—	$—

David L. Levine (2)
Former Chairman,	2002	$252,083	$—	$—	—	$—	$87,500
President and Chief	2001	$325,000	$81,250	$—	39,000	$—	$—
Executive Officer	2000	$275,000	$302,500	$—	40,000	$—	$—

Frederick L. Farmer (2)
Former Executive
Vice President and	2002	$165,000	$—	$—	—	$—	$55,000
Chief Information	2001	$220,000	$35,000	$—	21,000	$—	$—
Officer	2000	$200,000	$110,000	$—	55,000	$—	$—

W. Michael Murphy (2)
Former Senior Vice	2002	$165,000	$—	$—	—	$—	$55,000
President and Chief	2001	$220,000	$45,000	$—	16,333	$—	$—
Development Officer	2000	$210,000	$115,500	$—	65,000	$—	$—

(1)	As a result of their promotions to their current position effective October 2002, the new annual executive salaries are as follows: Mr. Olin - $320,000; Mr. Collins — $250,000; Mr. Brady — $190,000; Mr. Caron - $175,000 and Mr. Adams — $160,000. Prior to October 2002, Messrs. Brady, Caron and Adams were employed with the Company in non-executive positions.

(2)	The employment of Messrs. Levine, Farmer and Murphy with the Company ended in October 2002. In accordance with the terms of their employment agreements, Messrs. Farmer and Murphy will continue to be paid at their current pay rate until October 2003 and Mr. Levine will continue to be paid at his current rate until August 2006. All payments made to these individuals after their employment ended are reflected in “All Other Compensation.”

(3)	Mr. Olin received a $250,000 signing bonus in 2002 upon being named Chief Executive Officer in October 2002.

(4)	Mr. Vittoria became Chairman in October 2002. Mr. Vittoria receives no compensation other than stock options.

Option Grants in Fiscal 2002 and Fiscal Year-End Option Values

     The table below presents additional information concerning option awards for each of the Named Executive Officers shown in the Summary Compensation table. Only one of the Named Executive Officers exercised stock options in 2002, see Note (5). The options granted in fiscal 2002 become exercisable at the rate of 331/3 % per year.

Option Grants in Fiscal 2002

						Potential Realizable Value
						at Assumed Annual Rates of
						Stock Price Appreciation for
	Individual Grants (1)					Option Term (2)

		Percent of
		Total
	Number of	Options
	Securities	Granted to	Exercise
	Underlying	Employees	or Base
	Options	in Fiscal	Price Per	Expiration
Name	Granted	2002	Share	Date	0%	5%	10%

Joseph V. Vittoria (6)	5,000	44.0%	$6.50	5/29/07	$-	$8,979	$19,842
	180,000		$3.80	10/14/07		$188,977	$417,589

James S. Olin	125,000	29.7%	$3.80	10/14/07	$-	$131,234	$289,992

J. Mitchell Collins	40,000	9.5%	$3.80	10/14/07	$-	$41,995	$92,798

L. Park Brady, Jr.	12,500	3.0%	$3.60	12/15/07	$-	$12,433	$27,473

Stephen D. Caron	12,500	3.0%	$3.60	12/15/07	$-	$12,433	$27,473

Robert J. Adams (5)	12,500	3.0%	$3.60	12/15/07	$-	$12,433	$27,473

All shareholders (3)	N/A	N/A	N/A	N/A	$-	$21,121,295	$46,672,539

All optionees	420,500	100%	$3.97 (4)	Various	$-	$461,335	$1,019,430

All optionees gain as a percentage of all stockholders gain	N/A	N/A	N/A	N/A	N/A	2.2%	2.2%

(1)	Options to purchase Common Stock were granted during 2002 on May 30, October 7, October 15, and December 16, under ResortQuest’s Amended and Restated 1998 Long-Term Incentive Plan. These options expire 5 years from the date of the grant.

(2)	The dollar amounts under these columns are the result of calculations at zero percent, five percent and ten percent rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of our stock price. In the above table, we did not use an alternative formula for a grant valuation, as we are not aware of any formula, which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

(3)	These amounts represent the appreciated value which holders of Common Stock would receive at the hypothetical zero, five and ten percent rates over the life of the options based on the weighted average exercise price of the options granted in 2002.

(4)	Represents the weighted average exercise price of options granted to all optionees.

(5)	Prior to becoming a Senior Vice President, Mr. Adams exercised 3,500 options during 2002 with an exercise price of $6.00. Upon exercise, the acquired shares were immediately sold (400 at $7.73 and 3,100 at $7.50) realizing a net profit for Mr. Adams of $5,342.00.

(6)	Mr. Vittoria’s grant of 5,000 options vested upon issuance.

Employment Agreements and Covenants Not to Compete

     ResortQuest is a party to employment agreements with each of the Named Executive Officers. The employment agreements, as amended, for Messrs. Olin, Collins, Adams, Brady and Caron provide for annual base salaries of $320,000, $250,000, $160,000, $190,000 and $175,000, respectively. Each of the agreements are for an initial term of three years, expiring in October 2005.

     Each employment agreement for the Named Executive Officer contains a covenant not to compete (the “Covenant”) with ResortQuest while employed and for a period of two years immediately following termination of employment. Under the Covenant, the employee generally is prohibited from:

•	engaging in any hotel management or non-commercial property management, rental or sales business in direct competition with ResortQuest (or any subsidiary) within defined geographic areas in which ResortQuest or its subsidiaries does business;

•	enticing a sales representative or managerial employee of ResortQuest (or any subsidiary) away from ResortQuest (or any subsidiary);

•	calling upon any person or entity which is, or has been, within one year prior to the date of termination, a customer of ResortQuest (or any subsidiary) within defined geographic areas and subject to certain limitations; or

•	calling upon a prospective acquisition candidate, which the employee knew was approached or analyzed by ResortQuest (or any subsidiary), for the purpose of acquiring the entity unless ResortQuest (or any subsidiary) declined to pursue such acquisition candidate or at least one year elapsed since ResortQuest (or any subsidiary) has taken any action to pursue such candidate.

     The Covenant may be enforced by injunctions or restraining orders and shall be construed in accordance with the changing location of ResortQuest.

     Each of these employment agreements provides that, in the event of a termination of employment by ResortQuest without cause during the term of the agreement, or in the event of a change in control of ResortQuest (as defined in the agreement) during the term of the agreement, the employee will be eligible to receive:

•	two times the employee’s annual base salary plus maximum eligible annual bonus;

•	all compensation earned or accrued and benefits due through the termination date (referred to in the agreement as “accrued obligations”);

•	continued participation in all health and welfare plans at ResortQuest’s expense for the employee and eligible dependents for up to 24 months after the termination date; and

     If the employee’s employment by ResortQuest is terminated within one year after a change of control by the employee for good reason (as defined in the employment agreement) or by ResortQuest without good cause, the employee will receive the payments and benefits described immediately above.

     The employment agreements also state that in the event certain terminations, the employee may elect to waive the right to receive severance compensation and, in such event, the Covenant will not apply.

Indemnification Agreements

     ResortQuest has entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements require, among other things, that ResortQuest indemnify its directors and executive officers to the fullest extent permitted by law, and advance to the directors and executive officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. ResortQuest must also indemnify and advance all expenses incurred by directors and executive officers seeking to enforce their rights under ResortQuest directors’ and officers’ liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in ResortQuest’s Articles of Incorporation and Bylaws, it provides greater assurance to directors and executive officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or by the stockholders to eliminate the rights it provides.

Incentive Plan

     In March 1998, the Board of Directors and ResortQuest’s shareholders approved the 1998 Long-Term Incentive Plan, which was later amended and restated effective May 13, 1999. The purpose of the Incentive Plan is to provide officers, employees, directors who are also employees, consultants and independent contractors of ResortQuest or any of its subsidiaries, with additional incentives by increasing their ownership interests in ResortQuest. Individual awards under the Incentive Plan may take the form of one or more of: (i) either incentive stock options or non-qualified stock options; (ii) stock appreciation rights; (iii) restricted or deferred stock; (iv) dividend equivalents; and (v) other awards not otherwise provided for, the value of which is based in whole or in part upon the value of ResortQuest Common Stock.

     The number of shares available for use in connection with the Incentive Plan may not exceed 15% of the aggregate number of shares of Common Stock outstanding prior to the date of grant. As of March 20, 2003, 2,887,762 shares were reserved for use in connection with the Incentive Plan, of which 1,450,411 shares had been granted and were outstanding. Shares of Common Stock which are attributable to awards, which have expired, terminated or been canceled or forfeited, are available for issuance or use in connection with future awards. All options have been granted with exercise prices at least equal to the fair market value at the time of grant.

     On October 28, 2002 the Company filed on Form SC TO-I a tender offer statement under section 13(e)(4) of the Securities and Exchange Act of 1934. This Tender Offer Statement on Schedule TO relates to an offer by the Company to exchange all options outstanding under the ResortQuest International, Inc.’s Amended and Restated 1998 Long-Term Incentive Plan having an exercise price greater than $5.99 and held by its employees and directors, other than its executive officers, for new options, to purchase shares of Common Stock to be granted under the Plan, upon the terms and subject to the conditions described in the tender offer to exchange. The number of shares of Common Stock subject to the new options will be equal to a percentage of the number of share of common stock subject to the options tendered and accepted for exchange. The percentage is determined by the exercise price per share of the options tendered and accepted for exchange. Options tendered for exchange during 2002 were 1,199,930. The Company expects to issue 340,065 new options in May 2003 at the then market price in exchange for the options tendered.

     The Incentive Plan will remain in effect until terminated by the Board of Directors. The Incentive Plan may be amended by the Board of Directors without the consent of ResortQuest’s shareholders, except that any amendment, although effective when made, will be subject to shareholder approval if required by any Federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted.

Savings and Retirement Plan

     ResortQuest established the Savings and Retirement Plan, a 401(k) Plan, effective April 1, 1999. All employees of ResortQuest, meeting certain minimum eligibility requirements, are eligible to participate in the Savings and Retirement Plan. The Savings and Retirement Plan provides that each participant may contribute up to, but not greater than, a statutorily prescribed annual limit. The percentage elected by certain highly compensated participants may be required to be lower. The Savings and Retirement Plan permits, but does not require, additional contributions to the Savings and Retirement Plan by ResortQuest. All amounts contributed by employee participants in conformance with the Savings and Retirement Plan requirements and earnings on such contributions are fully vested at all times. For the year-ended December 31, 2002, the company incurred $617,000 in expense related to this plan based on a Company match of 50% of employee contributions, up to a maximum of 6% of compensation. The Board of Directors will determine on an annual basis whether a matching contribution will be made and, if so, at what level of contribution.

Certain Relationships and Related Transactions

Leases of Facilities

     Abbott Resorts. Abbott Resorts, one of our operating subsidiaries (each, an “Operating Company”), leases 9,350 square feet of office space in Destin, Florida for the main office for its property management and real estate brokerage activities from SAVA Properties, a Florida general partnership which is 25.5% owned by William Abbott, Jr. The lease expires September 29, 2018. The aggregate annual rent paid by Abbott Resorts is $118,932. Abbott Resorts leases approximately 3,700 square feet of indoor and outdoor space in Santa Rosa, Florida for its rental property management and real estate sales activities in the Santa Rosa and Grayton Beach, Florida areas from VAGAS Properties, a Florida general partnership which is 20% owned by William Abbott, Jr. The lease expires September 29, 2018. The aggregate annual rent payment is approximately $50,000.

     Abbott Resorts leased 1,665 square feet of office space in Fort Walton Beach, Florida for real estate sales activities. The lease from A&A Partnership (“AAP”), a sub S corporation which is 50% owned by William Abbott, Jr. expired on January 31, 2003. The monthly rent paid by Abbott Resorts was $1,802. As part of such lease, Abbott Resorts also leased a two-bedroom apartment at such site, which was subleased to unaffiliated third parties. This lease was not renewed by the Company upon its expiration date. Abbott Resorts also leases 2,000 square feet of office space in Destin, Florida from AAP for use as its personnel office. The lease agreement expired August 31, 2001 and Abbott Resorts is currently leasing month to month providing monthly rent of $1,943.

     Aston Hotels & Resorts® Hawaii. Approximately 950 square feet of office space, which is part of a space leased by Aston Hotels & Resorts® Hawaii, an Operating Company, is used by a former stockholder and the previous corporate secretary of Aston Hotels & Resorts® Hawaii. Previously, Andre S. Tatibouet, former president of Aston Hotels & Resorts® Hawaii, former member of ResortQuest’s Board and former beneficial owner of greater than five percent of our Common Stock, had agreed to assume responsibility on behalf of the former stockholder for the approximately $30,000 annual rent allocable for this space. In July 2000, the former stockholder agreed to assume responsibility for payment of the monthly rent directly to Aston Hotels & Resorts® Hawaii.

     Aston Hotels & Resorts® Hawaii also leases approximately 858 square feet of office space on a month-to-month basis in a hotel owned by Mr. Tatibouet. The monthly lease amount is $1,439.

Management Agreements

     Abbott Resorts. Abbott Resorts manages vacation condominiums owned or co-owned by Mr. Abbott pursuant to Abbott Resorts’ standard management agreement. Abbott Resorts received aggregate property management fees related to these properties of approximately $574,105 in 2002.

     Aston Hotels & Resorts® Hawaii. Aston Hotels & Resorts® Hawaii manages two hotels owned by Mr. Tatibouet. The aggregate management and other fees charged by Aston Hotels & Resorts® Hawaii for the management of these properties was $757,209 in 2002. The management agreements for these hotels terminate on December 31, 2003.

     Aston Hotels & Resorts® Hawaii also manages a resort rental program under an agreement with Aston Waikki, LLC. Aston Waikki, LLC is owned by Mr. Tatibouet and is the lessee of all units in the resort rental program under a lease with an unrelated third party owner. The aggregate management and other fees charged by Aston Hotels & Resorts® Hawaii for management of this resort rental program during 2002 was $51,435.

Other Transactions

     Abbott Resorts. ResortQuest and Mr. Abbott entered into an agreement with respect to the payment of commissions on certain properties which were listed for sale or whose sale was pending as of the date of ResortQuest’s acquisition of Abbott Resorts. Pursuant to such agreement, ResortQuest has agreed to pay upon closing of the applicable transaction to which the applicable listing and/or selling fee relates in the aggregate, up to $1,403,827 in listing and/or selling commissions on such properties. ResortQuest paid Mr. Abbott approximately $37,771 in commissions in 2002.

     In connection with the acquisition of Abbott Resorts, Mr. Abbott entered into a consulting agreement with ResortQuest. For all services rendered by Mr. Abbott pursuant to the consulting agreement, ResortQuest has agreed to compensate Mr. Abbott as follows:

•	to pay a consulting fee of $125,000 per year;

•	to pay premiums for coverage for Mr. Abbott and his immediate family under such health, hospitalization, disability, dental, life and other insurance plans that ResortQuest may have in effect from time to time;

•	to reimburse Mr. Abbott for all business travel and other out-of-pocket expenses reasonably incurred by him in the performance of his duties; and

•	to pay for a full membership in the Tops’l Beach and Racquet Club (the current cost for which is $1,260 per year).

     This consulting agreement was to expire on April 1, 2003, but was amended during February 2003 to extend the term through April 1, 2004 and to reduce the annual consulting fee from $125,000 to $75,000 effective immediately. The consulting agreement is terminable by ResortQuest or Mr. Abbott, with cause on ten (10) days written notice and or without cause thirty (30) days written notice.

     Aston Hotels & Resorts® Hawaii. Since July 22, 1997, Aston Hotels & Resorts® Hawaii has provided reservation services to AST International, LLC (“AST International”) and its subsidiaries. AST International and its subsidiaries have been billed $11,181 by Aston Hotels & Resorts® Hawaii for its services in 2002.

     At December 31, 1999, Mr. Tatibouet owed Aston Hotels & Resorts® Hawaii, either directly or through entities controlled by him (including properties managed by Aston Hotels & Resorts® Hawaii), an aggregate amount of approximately $4,120,966. Of this amount, $4.0 million represented cash advances made prior to our acquisition of Aston Hotel & Resorts® Hawaii that were formalized in a promissory note (the “Original Note”) executed at the time of the acquisition. Interest was payable semi-annually under the Note at the prime rate less 0.5%, with a minimum of 6% and maximum of 10% with principal to be paid on May 25, 2008. The remainder included interest due and certain fees and reimbursements payable under the management agreements described above.

     On February 16, 2000, ResortQuest agreed with Mr. Tatibouet to the formation of two separate notes (the “New Notes”) and a new security agreement to provide additional collateral. One note for $4 million (the “A Note”) replaced the Original Note. A second note in the amount of $1,080,428 (the “B Note”) represented interest due on the A Note and advances to and unpaid fees earned from entities managed for or related to Mr. Tatibouet and was executed February 20, 2000. Both the A Note and the B Note are fully collateralized by certain real estate held by Mr. Tatibouet.

     The New Notes bear interest at prime rate, less 0.5%, with a minimum of 6% and a maximum of 10%. The B Note, plus accrued interest, was due and payable in two equal installments on December 31, 2000 and July 31, 2001 and has been repaid by Mr. Tatibouet. Payments under the A Note are interest only, due and payable every January and July 1st. The A Note is due and payable on May 25, 2008. At December 31, 2002, Mr. Tatibouet owed Aston Hotels & Resorts® Hawaii approximately $4.0 million plus accrued interest related to the A Note. On January 19, 2003, Mr. Tatibouet made payment of the accrued interest on the A Note through December 31, 2002.

     On May 26, 2000, Hotel Corp. of the Pacific, Inc., a wholly-owned subsidiary of ResortQuest International doing business as Aston Hotels & Resorts, instituted legal proceedings in the Circuit Court for the First Circuit of Hawaii against Andre S. Tatibouet, the then president of Hotel Corp. This action arose out of a document styled “Cooperation Agreement” that was signed by Andre S. Tatibouet, purporting to act on behalf of Hotel Corp., on the one hand, with Cendant Global Services B.V. and Aston Hotels & Resorts International, Inc., on the other hand. The Cooperation Agreement contains several provisions that are detrimental to Hotel Corp., including provisions purporting to transfer certain intellectual property and limit certain intellectual property rights held by Hotel Corp. Monetary damages for breach of fiduciary duty, fraud, and negligent misrepresentation were sought by Hotel Corp. By order of the Circuit Court, the claims asserted by Hotel Corp. in the lawsuit were consolidated with an arbitration demand, filed with the American Arbitration Association by Mr. Tatibouet, in which he alleged various breaches of his employment agreement with Hotel Corp.

     The arbitration hearing took place in September 2001, where Mr. Tatibouet claimed damages of approximately $17.5 million and ResortQuest claimed damages of approximately $4.7 million. On March 14, 2002, the arbitration panel issued its Reasoned Opinion and Final Award. The panel concluded that Mr. Tatibouet had breached his fiduciary duty to Hotel Corp. and awarded Hotel Corp. $55,559 related to the reimbursement of certain legal expenses. The panel denied all of Mr. Tatibouet’s claims and requests for damages as well as declaratory and other relief.

     On May 26, 2000, ResortQuest International and Hotel Corp. brought an action in the Circuit Court for the First Circuit of Hawaii against Cendant Corporation, Aston Hotels & Resort International Inc. and Cendant Global Services B.V (“Defendants”) seeking damages for breach of contract against

Cendant, and the equitable remedies or rescission and replevin. This action arose out of Mr. Andre S. Tatibouet’s purported negotiation on behalf of Hotel Corp. of the Pacific, Inc., a subsidiary of ResortQuest International, of a document styled Cooperation Agreement.

     ResortQuest and Cendant entered into an amended Cooperation Agreement on July 15, 2002. As a result of the execution of that agreement, on July 15, 2002 ResortQuest moved to dismiss its court action against Defendants by filing a stipulation for complete dismissal with prejudice as to all claims and parties.

Item 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors appointed Deloitte & Touche LLP as independent auditors to audit and report on ResortQuest’s consolidated financial statements for the 2003 fiscal year and recommends that the shareholders ratify the appointment. Deloitte & Touche has served as our independent public accountants since May 2002. If the shareholders do not ratify the appointment of Deloitte & Touche, the Audit Committee and the Board of Directors will consider the appointment of other independent auditors. One or more representatives of Deloitte & Touche LLP will be present at the Annual Meeting. They will have the opportunity to respond to appropriate questions and to make a statement if they wish to do so.

Item 3 – OTHER MATTERS

     The Board of Directors is not aware of any other matter to be presented for action at the meeting. If any other matter requiring a vote of the shareholders should arise, the proxies (or their substitutes) will vote in accordance with their best judgment.

ANNUAL MEETING OF SHAREHOLDERS OF

RESORTQUEST INTERNATIONAL, INC.

May 14, 2003

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Δ	Please detach and mail in the envelope provided.	Δ

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS:	2.	APPOINTMENT OF AUDITORS Approval of the appointment of Deloitte & Touche LLP as the Company’s independent public auditors for the 2003 fiscal year.	☐	☐	☐

NOMINEES:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	☐ ☐ ☐ ☐ ☐ ☐ ☐	William W. Abbott, Jr. Elan J. Blutinger Michael P. Castellano James S. Olin David C. Sullivan Joseph V. Vittoria Theodore L. Weise	UNLESS OTHERWISE SPECIFIED IN THE SQUARES PROVIDED, THE PROXIES SHALL VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE AND FOR THE APPROVAL OF THE APPOINTMENT OF AUDITORS.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here; ■

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Shareholder __________________________ Date: _____________ Signature of Shareholder __________________________ Date: _____________

Note:    Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

RESORTQUEST INTERNATIONAL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Joseph V. Vittoria, James S. Olin and J. Mitchell Collins, or any of them individually and each of them with full power of substitution to represent them and to vote as designated on the reverse side all of the shares of Common Stock of the ResortQuest International, Inc., which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held on Wednesday May 14, 2003, at The Embassy Suites Hotel, 1022 Shady Grove Road, Memphis, TN 38120, and at any postponements or adjournments thereof.

(Continued and To Be Signed on Reverse Side)